Exhibit 23.2

CONSENT OF TETRA TECH, INC.

The undersigned hereby consents to the use of information contained in or summarized from the report titled “NI 43-101 Technical Report - Mt Todd Gold Project - 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia” effective date September 10, 2019 in this Registration Statement, which relates to a prior Registration Statement on Form S-3 (Registration No. 333-239139) and to all references to our firm in the Registration Statement.

TETRA TECH, INC.

By: /s/ Vicki Scharnhorst
Vicki Scharnhorst
Senior Project Manager
July 7, 2021